Exhibit 32.01

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Atlantic Union Bankshares Corporation (the “Company”) on Form 10-Q for the quarter ended September 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Chief Executive Officer and Chief Financial Officer of the Company hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 that based on their knowledge and belief: 1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and 2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

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/s/ John C. Asbury

John C. Asbury, President and Chief Executive Officer

November 5, 2019

/s/ Robert M. Gorman

Robert M. Gorman, Executive Vice President and Chief Financial Officer

November 5, 2019

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Atlantic Union Bankshares Corporation and will be retained by Atlantic Union Bankshares Corporation and furnished to the Securities and Exchange Commission or its staff upon request.